UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2026
____________________________________________________________
IBEX Limited
(Exact name of registrant as specified in its charter)
____________________________________________________________

Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Pennsylvania Avenue NW, Suite 825
Washington, District of Columbia 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 580-6200
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares, par value of $0.000111650536	IBEX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment 1 to U.S. Credit Agreement

On September 8, 2026 (the “Effective Date”), Ibex Global Solutions, Inc. (the “Company”), Ibex Limited, Ibex Global Limited, the other borrowers party thereto from time to time, the other guarantors party thereto from time to time, the lenders party thereto from time to time and HSBC Bank USA, National Association, as administrative agent, entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of October 29, 2024 (as amended, modified, supplemented or restated from time to time, the “U.S. Credit Agreement”). The Amendment provides for, among other things, an extension of the maturity date applicable to the Credit Agreement to the earlier of October 22, 2029 and the termination or maturity of the obligations under the Amended UAE Credit Agreement (as defined below). In addition: (i) a closing fee at 0.20% of the $25 million secured revolving credit facility (the “U.S. Facility”) is payable at the time of accepting the Amendment; and (ii) a commitment fee at 0.30% per annum will be payable by the Company on the non-utilized portion of the U.S. Facility.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to UAE Credit Agreement

On the Effective Date, Ibex Global FZ-LLC (the “UAE Company”) entered into (i) an amended facility offer letter (the “Amended FOL”); (ii) general terms and conditions applicable to corporate banking credit facilities; (iii) a letter of deviation; and (iv) a security agreement (the “Security Agreement” and collectively, the “Amended UAE Credit Agreement”), in each case, with HSBC Bank Middle East Limited (the “Bank”). The Amended FOL (i) extends the maturity date to October 22, 2029; (ii) provides for an additional $1 million performance bond facility; and (iii) maintains the existing committed $50 million post shipment seller revolving loan credit facility (the “UAE PSL Facility”), and $50,000 credit card facility (collectively the “UAE Facilities”). In addition: (i) a renewal fee at 0.20% of the UAE Facilities is payable at the time of accepting the Amended FOL; and (ii) a commitment fee at 0.30% of the unutilized portion of the UAE PSL Facility shall be payable to the Bank by the UAE Company on a quarterly basis.

Pursuant to the Security Agreement, The UAE Company granted to the Bank a security interest under the UAE Movable Assets Security Law over all of its rights, title and interest in Company’s account receivables, including all payments due to the UAE Company arising from such accounts receivable, of up to a maximum of $58,905,000.

The foregoing summary of the Amended UAE Credit Agreement does not purport to be complete and is qualified in its entirety by the terms of the Amended UAE Credit Agreement, which is filed hereby as Exhibits 10.2A through 10.2D and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.

On September 10, 2026, IBEX Limited issued a press release announcing its financial results for its fourth quarter and fiscal year ended June 30, 2026, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description	Status
10.1	Amendment No. 1 to Credit Agreement, dated September 8, 2026, by and among Ibex Global Solutions Inc., Ibex Limited, Ibex Global Limited, the other borrowers party thereto from time to time, the other guarantors party thereto from time to time, the lenders party thereto from time to time and HSBC Bank USA, National Association, as administrative agent	Filed herewith
10.2A	Amended Facility Offer Letter, dated as of August 13, 2026, by and between HSBC Bank Middle East Limited and Ibex Global FZ-LLC	Filed herewith
10.2B	HSBC Bank Middle East Limited General Terms and Conditions Applicable to Corporate Banking Credit Facilities	Filed herewith
10.2C	Letter of Deviation, dated as of August 13, 2026, by and between HSBC Bank Middle East Limited and Ibex Global FZ-LLC	Filed herewith
10.2D	Security Agreement dated September 8, 2026 by and between HSBC Bank Middle East Limited and Ibex Global FZ-LLC	Filed herewith
99.1	Press release announcing financial results for fourth quarter and fiscal year ended June 30, 2026, dated September 10., 2026	Furnished herewith
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: September 10, 2026	/s/ Taylor Greenwald
(Signature)
	Name:	Taylor Greenwald
	Title:	Chief Financial Officer